UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

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Sono Group N.V.
(Exact name of registrant as specified in its charter)

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The Netherlands (State or other jurisdiction of incorporation)	001-41066 (Commission File Number)	98-1828632 (IRS Employer Identification No.)

Waldmeisterstrasse 93, Munich, Germany (Address of principal executive offices)	80935 (Zip Code)

+49 (0)89 4520 5818

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 13, 2025, Sono Group N.V. (the “Company”) held its 2025 Annual Meeting of Shareholders, at 2:00 p.m. Central European Summer Time, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands (the “Annual Meeting”). At the Annual Meeting, of the 1,424,186 Ordinary Shares, par value €0.02 per share, of the Company (the “Ordinary Shares”) and the 40,000 High Voting Shares, par value €0.50 per share, of the Company (the “High Voting Shares”), that were issued and outstanding and entitled to vote, 320,009 Ordinary Shares (each Ordinary Share being entitled to cast one vote on each proposal presented at the Annual Meeting) and 40,000 High Voting Shares (each High Voting Share being entitled to cast 25 votes on each proposal presented for a vote at the Annual Meeting) were represented in person or by proxy at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Voting Proposal No. 1—Release from Liability of the Members of Our Management Board and Supervisory Board: The shareholders approved the release from liability of the members of our management board (the “Management Board”) and our supervisory board (the “Supervisory Board”) in connection with the exercise of their duties in 2024, by the votes set forth in the table below:

For	Against	Abstained
1,306,365	9,519	4,124

Voting Proposal No. 2—Appointment of Independent Registered Public Accounting Firm: The shareholders approved the appointment of Grassi & Co., CPAs, P.C. as the Company’s independent registered public accounting firm for the financial year ending December 31, 2025, by the votes set forth in the table below:

For	Against	Abstained
1,319,442	419	147

Voting Proposal No. 3—Authorisation of the Supervisory Board to Issue Shares and/or Grant Rights to Subscribe for Shares: The shareholders authorized the Supervisory Board to issue additional Ordinary Shares and additional High Voting Shares and/or grant rights to subscribe for such additional Ordinary Shares and such additional High Voting Shares, by the votes set forth in the table below:

For	Against	Abstained
1,311,955	7,294	760

Voting Proposal No. 4—Authorisation of the Supervisory Board to Exclude or Limit Pre-Emption Rights: The shareholders authorized the Supervisory Board to exclude or limit pre-emption rights upon any issuance of additional Ordinary Shares or additional High Voting Shares and/or any grant of rights to subscribe for such additional Ordinary Shares or such additional High Voting Shares, by the votes set forth in the table below:

For	Against	Abstained
1,311,689	7,749	570

Voting Proposal No. 5—Authorisation of the Management Board to Acquire Shares in the Issued Share Capital of the Company: The shareholders authorized the Management Board to acquire Ordinary Shares, High Voting Shares and preferred shares, nominal value €300 per share (“Preferred Shares”), in the issued share capital of the Company, by the votes set forth in the table below:

For	Against	Abstained
1,313,865	5,787	357

Voting Proposal No. 6—Approval of Cancellation of Shares in the Issued Share Capital of the Company: The shareholders approved the cancellation of all or a portion of the Ordinary Shares, High Voting Shares and Preferred Shares in the issued share capital of the Company, held by the Company in treasury, by the votes set forth in the table below:

For	Against	Abstained
1,311,684	7,131	1,193

Voting Proposal No. 7—Approval of Amendment to Articles of Association to Remove Certain Equity and Voting Restrictions: The shareholders approved an amendment to our Articles of Association to remove certain equity and voting restrictions and authorization to implement such amendment, by the votes set forth in the table below:

For	Against	Abstained
1,311,448	7,143	1,418

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sono Group N.V.

Dated: August 14, 2025	By:	/s/ George O’Leary
	Name:	George O’Leary
	Title:	Managing Director and Chief Executive Officer